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                                                                      EXHIBIT 5

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA  19103-2921
Tel:  (215) 963-5000
Fax:  (215) 963-5299

August 29, 2000


HealthGrades.com, Inc.
44 Union Boulevard  Suite 600
Lakewood, CO  80228

Re:   HealthGrades.com, Inc. Registration Statement on Form S-1
      relating to 12,465,000 shares of Common Stock, $.001 par value
      --------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to HealthGrades.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of 12,465,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, by the selling stockholders named therein.


In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; (c) certain records of the Company's corporate proceedings; and (d) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

Based upon the foregoing, we are of the opinion that the Shares that are currently outstanding are, and the shares issuable upon the exercise of warrants will be, when paid for and delivered in accordance with the terms of the applicable warrants, validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and further consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP